UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 31, 2009

Republic First Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation)	000-17007 (Commission File Number)	23-2486815 (I.R.S. Employer Identification No.)

50 South 16th Street, Suite 2400, Philadelphia, PA  19102
(Address of principal executive offices) (Zip code)

(215)-735-4422
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 31, 2009, Frank A. Cavallaro has been appointed as Senior Vice President and Chief Financial Officer of Republic First Bancorp, Inc., referred to as the “Company,” in which role he will be the principal financial officer and principal accounting officer of the Company.  Prior to joining the Company, Mr. Cavallaro, age 40, served as Vice President, Finance Department for Commerce Bank, N.A. and its successor TD Bank, N.A. from May, 2003 to August, 2009.  Mr. Cavallaro will receive an initial base salary of $160,000 per year and, subject to approval of the Company’s compensation committee, an initial grant of options to purchase 7,500 shares of the Company’s common stock at its fair market value on the date of grant.  He will be entitled to participate in the Company’s cash and equity bonus programs, and the other benefit plans available generally to the Company’s employees.

As a result of Mr. Cavallaro’s appointment, Edward J. Ryan, who has served since November 7, 2008 as the acting Chief Financial Officer of the Company, will no longer act as the principal financial officer or principal accounting officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC FIRST BANCORP, INC.
Date: September 4, 2009	By: Harry D. Madonna Harry D. Madonna President and Chief Executive Officer